UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
October 7, 2014 (October 3, 2014)
Date of Report (date of earliest event reported)
_______________________
TRANSCEPT PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1003 W. Cutting Blvd., Suite #110
Point Richmond, California 94804
(Address of principal executive offices)
(510) 215-3500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 3, 2014, Continuum Capital filed a purported shareholder class action on behalf of themselves and the other stockholders of Transcept Pharmaceuticals, Inc. (“Transcept”) in the Superior Court of the State of California, County of Contra Costa, against Transcept, its current directors, and Paratek Pharmaceuticals, Inc. (“Paratek”). The lawsuit alleges that Transcept’s Board of Directors breached their fiduciary duties to the Transcept stockholders in connection with the proposed merger and acted on the basis of alleged conflicts of interests, and that Transcept’s registration statement dated September 29, 2014 contains material misstatements and omissions. The lawsuit also alleges that Paratek aided and abetted the alleged breaches of duty. The complaint seeks, among other things, a declaration that Transcept and its Board of Directors breached their fiduciary duties, injunctive relief including enjoining the merger of Paratek into Tigris Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Transcept, contemplated by that certain Agreement and Plan of Merger and Reorganization, dated June 30, 2014 by and among Transcept, Paratek, Merger Sub, and Tigris Acquisition Sub, LLC (the “Merger Agreement”), and the issuance of Transcept shares to the Paratek stockholders pursuant to the Merger Agreement, and an award of compensatory damages and attorney’s fees.

Transcept believes that the suit is without merit and intends to defend vigorously against the suit.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.

Date: October 7, 2014	By:	/s/ Leone D. Patterson
Name: Leone D. Patterson
Title: Vice President, CFO